Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-106264), of our report dated February 2, 2005, included in the Alliance Bankshares Corporation Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
March 31, 2005